UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
March 19, 2008
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     At the annual meeting of our stockholders held on March 19, 2008, the following matters were considered and voted upon:
     (a) David C. Fries, Frank H. Levinson and Robert N. Stephens were elected as Class II directors to serve on our Board of Directors for a three-year term expiring at the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualified.
     In addition to Messrs. Fries, Levinson and Stephens, as of the date of the meeting the following directors each had a term of office that continued after the meeting: Roger C. Ferguson, Larry D. Mitchell, Jerry S. Rawls and Dominique Trempont.
     (b) A proposal to extend the time within which our board of directors is authorized to effect a reverse stock split of our common stock at a ratio of not less than one-for-two and not more than one-for-eight, with the exact ratio to be set at a whole number within this range to be determined by the board of directors in its discretion, to any time prior to the 2009 annual meeting of stockholders, was approved. The board of directors reserves its right to elect not to proceed with, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of Finisar and its stockholders.
     (c) The appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2008 was ratified.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 25, 2008

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

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